Exhibit (d)(iii) under Form N-1A
                                           Exhibit 10 under Item 601/ Reg. S-K

                      INVESTMENT SUB-ADVISORY AGREEMENT
                         GOLDEN OAK(R) FAMILY OF FUNDS
                         Golden Oak(R) Growth Portfolio

      AGREEMENT executed as of June 1, 2002, by and among Golden Oak(R) Family of Funds (the "Trust"), CB Capital Management, Inc., a Michigan corporation ("Adviser") and Nicholas-Applegate Capital Management, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser is the investment adviser for the Trust, an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

      WHEREAS, Adviser desires to retain the Sub-Adviser as its agent to furnish investment advisory services to the Golden Oak Growth Portfolio, a diversified investment portfolio of the Trust (the "Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. Appointment. Adviser hereby appoints the Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. Delivery of Documents. Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

      (a) The Trust's Certificate of Trust, as filed with the Secretary of State of the State of Delaware on May 17, 2002, and the Trust's Agreement and Declaration of Trust as filed with the Trust's registered office and resident agent in the State of Delaware, and all amendments thereto or restatements thereof (such documents, as presently in effect and as they shall from time to time be amended or restated, are herein called the "Declaration of Trust");

      (b)   The Trust's By-Laws and amendments thereto;

      (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

      (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

      (f) The Trust's most recent prospectus and Statement of Additional Information for the Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

      Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

      3. Management. Subject always to the supervision of the Trust's Board of Trustees and Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 8, below), and will monitor the Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. The Sub-Adviser shall manage the Fund in its systematic large-cap (i.e. entities with a capitalization in excess of Two Billion ($2,000,000,000) Dollars), growth style. The Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall also make itself reasonably available to the Board of Trustees at such times as the Board of Trustees shall request.

      The Sub-Adviser represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

      (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      (b) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

      (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services, within the parameters of
Section 28(e) of the Securities Exchange Act of 1934. In no instance will portfolio securities be purchased from or sold to Adviser, the Sub-Adviser, the Trust's principal underwriter or any affiliated person of the Trust, Adviser, the Trust's principal underwriter or the Sub-Adviser, except as may be permitted under the 1940 Act;

      (d) will report regularly to Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of Adviser and the Board of Trustees the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

      (e) will maintain books and records with respect to the Trust's securities transactions and will furnish Adviser and the Trust's Board of Trustees such periodic and special reports as the Board of Trustees or Adviser may request;

      (f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder; and

      (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

      4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund, on behalf of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

      6. Compensation. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Trust will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at an annual rate of .40% of the average daily net assets of the Fund. This fee will be computed daily and paid to the Sub-Adviser monthly.

      7. Services to Others. Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. Adviser recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-- Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      8. Standard of Care. Each of Adviser and Sub-Adviser shall discharge its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The parties recognize that the opinions, recommendations and actions of Sub-Adviser will be based on advice and information deemed to be reliable but not guaranteed by or to Sub-Adviser. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which Adviser may have against Sub-Adviser under any federal securities laws based on negligence and which cannot be modified in advance by contract.

      9. Indemnification. Each of Adviser and Sub-Advisor agrees to indemnify each other against any claim, loss or liability (including reasonable attorney's fees) arising as a result of the failure to meet the standard of care set forth in the first sentence of Paragraph 8 hereof.

      10. Duration and Termination. This Agreement will become effective as of the date hereof provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for two years.

      Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually
(a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty (60) days' written notice by Adviser or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

      This Agreement will terminate automatically if the investment advisory agreement between the Trust and Adviser is terminated.

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.

      13. Custody. All securities and other assets of the Fund shall be maintained with a custodian designated by Adviser and the Trust. Sub-Adviser shall have no responsibility or liability with respect to any custodial function.

      14. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Adviser at:

      CB Capital Management, Inc.
      One Citizens Banking Center
      328 S. Saginaw Street
      Flint, Michigan 48502
      Attn:
      Telephone:
      Fax:

To the Sub-Adviser at:

      Nicholas-Applegate Capital Management
      600 W. Broadway, 30th Floor
      San Diego, CA  92101
      Attn:
      Telephone:
      Fax:


To the Trust or the Portfolio at:

      Golden Oak(R)Family of Funds
      5800 Corporate Drive
      Pittsburgh, PA  15237-7010
      Attn: Secretary
      Telephone: (412) 288-1900
      Fax: (412) 288-8141

      15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the laws of the Commonwealth of Pennsylvania.

      The names " Golden Oak(R) Family of Funds" and "Trustees of Golden Oak(R) Family of Funds" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Certificate of Trust and Agreement and Declaration of Trust, to which reference is hereby made and a copy of which is on file at the Trust's registered office and resident agent in Delaware and/or the office of the Secretary of State of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of " Golden Oak(R) Family of Funds" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust. Persons dealing with the Fund must look solely to the assets of the Trust belonging to the Fund for the enforcement of any claims against the Trust.*

      Sub-Adviser agrees to maintain the security and confidentiality of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Sub-Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Sub-Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

GOLDEN OAK(R) FAMILY OF FUNDS


By:  /s/ James E. Ostrowski
Name:  James E. Ostrowski
Title:  Vice President


CB CAPITAL MANAGEMENT, INC.


By:  /s/ Dana A. Czmer
Name:  Dana A. Czmer
Title:  Senior Vice President & Treasurer


NICHOLAS-APPLEGATE CAPITAL MANAGEMENT


By:  /s/ E. Blake Moore, Jr.
Name:  E. Blake Moore, Jr.
Title:  General Counsel

* The name "Nicholas-Applegate" is a registered trademark of the Sub-Adviser, and any use or continued use of the name by Adviser or the Fund beyond the term of this Agreement is subject to the Sub-Adviser's continuing consent, in its sole discretion.